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                                                                    Exhibit 10.1

                                   KANBAY LLC

                       1998 NON-QUALIFIED UNIT OPTION PLAN

     The Kanbay LLC 1998 Non-Qualified Unit Option Plan (the "Plan") is intended to promote the long-term success of Kanbay LLC ("Kanbay"), its subsidiaries, and its equity holders by strengthening Kanbay's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage Unit ownership, proprietary interest in Kanbay, and entrepreneurial perspectives. The Plan is not intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the United States Internal Revenue Code of 1986, as amended, nor will the options awarded pursuant to this Plan qualify for the tax treatment afforded incentive stock options pursuant to Sections 421 and 422 of the Internal Revenue Code.

 1.  DEFINITIONS

     All capitalized terms used herein but not defined in this Section 1 or elsewhere in this Plan shall have the meanings ascribed to them in the LLC Agreement.

     (a) "Committee" shall mean Kanbay's Compensation Committee, as appointed by the Managers from time to time and responsible for administering the Plan as set forth in Section 4 hereof, or any other committee of Kanbay that succeeds to the responsibilities of administering this Plan. In the event that no Compensation Committee is appointed, the Managers shall serve as the "Committee."

     (b) "Consultant" shall mean a person or entity that provides consulting services for Kanbay or for any of its subsidiaries pursuant to an agreement and is not an Employee of Kanbay.

     (c) "Date of Grant" shall mean the day and year written in the Option Agreement relating to such Option.

     (d) "Disability" shall mean any medically determinable physical or mental impairment that, in the opinion of the Managers, based upon medical reports and other evidence satisfactory to the Managers, can reasonably be expected to prevent an individual from performing substantially all of his or her customary duties for a continuous period of not less than twelve (12) months.

     (e) "Employee" shall mean any employee of Kanbay or of any of its subsidiaries. Any references to employment with Kanbay shall be deemed to include Kanbay and any subsidiary of Kanbay, as the context may require.

     (f) "Exercise Price" shall mean the purchase price for Units purchased pursuant to the exercise or partial exercise of an Option.

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     (g)  "Fair Market Value" shall mean, with respect to the valuation of any
Units, (i) if the Unit is publicly traded, the closing price of the Unit on the trading day immediately preceding the business day during which the Units are to be valued pursuant hereto, and (ii) if the Unit is not publicly traded, the fair market value of the Units as reasonably determined by the Managers consistent with past practice.

     (h) "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Kanbay LLC effective August 24, 1998, as amended by the Members from time to time.

     (i) "Option" shall mean any right to purchase Units which has been awarded by Kanbay pursuant to the Plan.

     (j) "Option Agreement" shall mean an agreement authorized by the Committee and executed by an Officer of Kanbay and the Employee evidencing the award of an Option.

     (k) "Option Units" shall mean the Units transferred pursuant to the exercise of an Option.

     (l) "Optionee" shall mean any Employee or Consultant who is granted an Option pursuant to the Plan.

     (m) "Transferee" shall mean any recipient of any transfer by Optionee permitted under the Plan.

 2.  UNITS SUBJECT TO THE PLAN

     Except as provided in Section 3 hereof, the aggregate number of Units for which Options may be awarded hereunder shall not exceed one million four hundred twenty nine thousand fifty nine (1,429,059) of Kanbay's authorized Common Units at any time. Units subject to awards under the Plan which expire, terminate, do not vest or are canceled prior to exercise shall thereafter be available for the granting of other awards. Units which have been exchanged by an Employee as full or partial payment to Kanbay in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In addition, any Units issued pursuant to awards hereunder that have been repurchased by Kanbay may again be made subject to the Plan.

3.   ADJUSTMENT

     (a) In the event of any Unit dividend, Unit split, combination or exchange of Units, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash distributions) of Company assets to Members, or any other change affecting number of Units or Unit price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of Units that may be issued under the Plan; (ii) each outstanding award made under the Plan; and (iii) the Exercise Price for any outstanding Options.

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     (b)  The number of Units subject to the Plan and Options shall not be adjusted as a result of the issuance of Units by Kanbay (other than an issuance described in subsection ((a)) of this Section 3), it being understood that, upon such an issuance of Units, holders of Options and holders of Option Units will have a corresponding dilution of their proportionate interests in the Units.

4.   ADMINISTRATION OF THE PLAN

     (a)  The Plan shall be administered by the Committee.

     (b) The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to the Options, to determine the form and content of Options (except to the extent the form and content of the Options are specified herein), and to make such other determinations and exercise such other powers and authority as may be necessary or advisable for the administration of the Plan. Each Option awarded shall be evidenced by an Option Agreement in such form as may be determined by the Committee, subject to any requirements under this Plan.

     (c) A majority of the members of the Committee eligible to act shall constitute a quorum for purposes of acting with respect to the Plan and the action of a majority of the members present who are eligible to act at any meeting at which a quorum is present shall be deemed the action of the Committee.

     (d) All decisions, determinations and interpretations of the Committee made in good faith with respect to the Plan and Option Agreements shall be final and conclusive on all persons affected thereby.

 5.  ELIGIBILITY

     Any Employee and any Consultant shall be eligible to receive one or more awards under the Plan. The Committee will select the particular Employees and Consultants who will be awarded Options and the number of Units offered pursuant to each such Option. In awarding Options, the Committee shall take into consideration the contribution the Employee or Consultant has made or may make to the success of Kanbay and such other factors as the Committee shall determine. In no event shall any party or its legal representatives, heirs, legatees, distributees or successors, as applicable, have any right to receive an award under the Plan except to such extent, if any, as the Committee shall determine.

 6.  PERMITTED TRANSFERS

     (a) Notwithstanding the prohibitions set forth below in Section 8, each Optionee shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Optionee, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Optionee as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during lifetime or to take effect upon (or as a consequence of) his death, to his spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted

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under this Section if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section.

     (b) Transfers to a spouse or children that are incident or pursuant to a divorce or dissolution of marriage or marital separation, regardless of whether voluntary or pursuant to an agreement or pursuant to a court order, shall not be deemed permitted under this Agreement; they shall be deemed non-permitted transfers and shall be subject to the provisions of Section 8 hereof. In the event that a permitted transfer is made to a spouse pursuant to this Section and the marriage subsequently terminates as the result of a divorce, dissolution of marriage or marital separation, the Options so transferred shall terminate immediately upon such termination of the marriage and such Options shall be void without further action by Kanbay and shall have no effect.

     (c) Any Options issued or transferred under this Section shall be subject to all terms and conditions contained herein governing Options and holders of Options. In the event the Optionee's relationship with the Company is terminated, the Company shall have the right to repurchase any or all of the Option Units granted under this Section in accordance with Section 8, and any unvested portion of any Option shall terminate in accordance with Section 10.

7.   TERM OF THE PLAN

     The Plan shall become effective upon the date it is approved by the Managers of Kanbay and shall continue in effect until terminated pursuant to
Section 20 hereof or until there are no more Units as to which Options may be awarded and no Options are outstanding; provided, however, that all Options must be awarded within ten (10) years from the effective date of the Plan.

8.   RESTRICTIONS ON TRANSFERS

     Notwithstanding anything to the contrary herein, and subject to Section 11 hereof, an Option may not be sold, exchanged, assigned, mortgaged, pledged, encumbered, hypothecated, gifted, devised, or otherwise transferred in any way, whether voluntarily or involuntarily, by operation of law or otherwise, and will not be subject to execution, attachment or similar process, except by will, under the laws of descent and distribution or as set forth in Section 6. An Option will terminate immediately upon any attempted transfer in violation of this Section 8 and such Option will be void without further action by Kanbay and shall have no effect.

9.   REPURCHASE OPTION

     The Option Agreement shall provide that the Option Units are subject to the rights of Kanbay to repurchase or acquire the Option Units, as follows:

     (a) If, after an Optionee or Transferee acquires Option Units, the Optionee ceases to be an Employee or Consultant for any reason, Kanbay shall have the right to repurchase all or any portion of such Option Units for the Exercise Price paid by the Optionee or Transferee. With

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respect to Options exercised after the Optionee ceases to be an Employee or
Consultant, Kanbay may purchase such Option Units for a price equal to the Exercise Price for such Units. Kanbay may exercise its right to purchase Option Units pursuant to this paragraph at any time within six (6) months after the later of (i) the date the Optionee ceases to be an Employee or Consultant; and
(ii) the date the relevant Option was exercised.

     (b) The purchase price for Option Units re-acquired by Kanbay pursuant to either of the immediately preceding paragraphs may be paid, at the election of Kanbay, either in a lump sum cash payment or pursuant to an installment note with a maturity of not greater than five (5) years. In the case of an installment note, interest shall accrue on the declining principal balance of such note at a rate of interest equal to the "Prime Rate" as published in the WALL STREET JOURNAL on the date such installment note is issued. The purchase price will be payable in equal monthly installments of principal and interest and Kanbay shall have the right to prepay the outstanding principal balance at any time without premium or penalty.

     (c) The purchase options described in this Section shall not apply if the Units are publicly traded on a recognized national or international public securities market as of the later of (i) the date the Employee ceases to be an Employee or the Consultant ceases to perform work for Kanbay; and (ii) the date the Option is exercised.

10.  VESTING OF OPTIONS

     Options are exercisable only upon and after vesting. Except as provided in
Section 11 below and except as otherwise may be specifically provided in an Option Agreement, Options awarded to Optionees shall vest according to the following schedule:

     (a)  one-quarter on the first anniversary of the Date of Grant;

     (b) an additional one-quarter on the second anniversary of the Date of Grant;

     (c) an additional one-quarter on the third anniversary of the Date of Grant; and

     (d) the remaining one-quarter on the fourth anniversary of the Date of Grant.

     The above vesting schedule assumes the Optionee's continuous employment or consulting relationship with Kanbay. Except as provided in Section 11 hereof or as the Committee may determine in its sole discretion on a case by case basis, no Option shall vest after the date the Optionee ceases to be an Employee or Consultant for any reason, whether such Option is held by the Optionee or a Transferee thereof, and any unvested portion of any Option theretofore held by such an Optionee or Transferee shall terminate as of that date.

11.  SPECIAL VESTING PROVISIONS

     (a) Notwithstanding anything to the contrary in Section 10 hereof, if an Optionee dies or suffers a Disability during the vesting period described in
Section 10 hereof and the Optionee was an Employee or Consultant at the time of such death or Disability, the unvested portion of

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any Option held by such Optionee or any Transferee thereof shall automatically vest on the date of death or Disability.

     (b) Notwithstanding anything to the contrary in Section 10 hereof and except as may be specifically provided in an Option Agreement, the vesting period described in Section 10 hereof will be suspended during the pendency of any bona fide leave of absence approved by Kanbay and the vesting period will be increased by the length of time of such leave of absence. Notwithstanding the foregoing or anything in this Plan to the contrary, any Option which would, by the operation of this paragraph, vest after the tenth anniversary of its original Date of Grant shall terminate on the tenth anniversary of its original Date of Grant and in no event shall an Optionee or Transferee be permitted to exercise any Option after the tenth anniversary of the original Date of Grant. For all purposes of this Plan other than this paragraph, the "Date of Grant" and the anniversaries thereof will be adjusted with respect to any such Options as necessary to give effect to this paragraph. This paragraph shall have no effect on Options, or portions thereof, which, by their terms, are vested prior to the first day of an Employee's leave of absence.

12.  ACCELERATION AND SETTLEMENT OF AWARDS

     The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of Kanbay, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the rights of Kanbay to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

13.  WHEN OPTIONS MAY BE EXERCISED

     (a) Except as provided in subsection (b) of this Section 13, the vested portion of an Option may be exercised by the Optionee or Transferee at any time before the tenth anniversary of its Date of Grant.

     (b) In the event of any termination of employment or consulting relationship, other than a termination resulting from death or Disability of an Optionee, the vested portion of the outstanding Options held by such Optionee or any Transferee thereof shall be exercisable only to the extent that they were exercisable on the date of such termination and shall expire sixty (60) days after such termination or on their stated expiration date, whichever occurs first.

     (c) If an Optionee dies or suffers a Disability, such Optionee's outstanding Options (including those subject to accelerated vesting pursuant to Section 11 and any held by a Transferee thereof) shall expire on the first anniversary of the date of such Optionee's death or Disability, regardless of the stated expiration dates of such Options.

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14.  EXERCISE PRICE

     The Committee shall, from time to time, set the Exercise Price which shall be an amount equal to or greater than the Fair Market Value on the Date of Grant.

15.  EXERCISE OF OPTION

     (a) During the Optionee's lifetime, Options shall be exercisable only by the Optionee, the Transferee, or the Optionee's legal representative or guardian. Options shall not be exercisable by the spouse of any Optionee during such Optionee's lifetime unless such spouse is acting in the capacity of legal representative or guardian of the Optionee. In the event of the Optionee's death, the Option shall be exercisable by the person or entity (including the Optionee's estate) that has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution.

     (b) Options shall be exercised if at all, by submitting to Kanbay: (i) a written notice of exercise referencing the Option Agreement under which the Options were granted, the number of Units as to which the Option is being exercised, the manner of payment for the Units, an agreement to be bound by the terms of the LLC Agreement with respect to the Option Units, the name and address to which the Option certificates are to be delivered, and such other information as the Committee may require; (ii) any other written representations, covenants, and undertakings that Kanbay may prescribe pursuant to any Member agreements or to satisfy securities laws and regulations or other requirements, and (iii) the full purchase price of the Units in cash or such other method permitted by the Committee.

     (c) Upon receipt of the notice of exercise (subject to Sections 16, 17, and 18 of this Plan), Kanbay may issue a new certificate or certificates to the holder of the Option. The certificate or certificates for the Units as to which the Option shall have been exercised shall be registered in the name of the holder of the Option and shall be delivered to the holder of the Option. In addition to any other legends required to appear on the certificates, the certificates shall bear a legend substantially in the following form:

          The units subject to this certificate are subject to transfer restrictions set forth in the Kanbay LLC 1998 Non-Qualified Unit Option Plan (the "Plan"). Copies of the Plan are on file in the Office of the Secretary of Kanbay. By accepting the Units evidenced by this certificate, the holder agrees to be bound by the Plan as it may be amended from time to time.

16.  SECURITIES LAW RESTRICTIONS

     (a) Kanbay shall not be obligated to issue any Unit certificates evidencing a transfer upon exercise of an Option until, in the opinion of Kanbay and its counsel, such transfer and issuance of Unit certificates will not violate of applicable federal, state, or foreign securities laws, the rules and regulations promulgated thereunder, and the requirements of any securities exchange upon which the Unit may then be listed. Acceptance of an Option by an Optionee or

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Transferee shall constitute the Optionee's or Transferee's agreement (binding on any person who succeeds to the Optionee's rights and obligations under the Option Agreement by reason of the Optionee's death) that, if the Units are not publicly traded as of the date the Option is exercised, any Units purchased upon the exercise of the Option shall be acquired for the Optionee's or Transferee's own account and not with a view to distribution and that each notice of the exercise of any portion of the Option shall be accompanied by a written representation and covenant signed by the Optionee or Transferee, in such form as may be specified by Kanbay, confirming such agreement and containing such other provisions as may be prescribed by Kanbay. Kanbay may, at its election, release an Optionee or Transferee from the Optionee's or Transferee's agreement to take for the Optionee's or Transferee's own account and not with a view to distribution of the Units purchased upon exercise of an Option if, in the opinion of Kanbay, such covenant ceases to be necessary for compliance with the applicable securities laws (including the rules and regulations promulgated thereunder) and the requirements of any securities exchange upon which the Units may then be listed.

     (b) If the Units purchased upon exercise of an Option are not covered by an effective registration statement under the Securities Act of 1933, as amended, Kanbay may place an appropriate legend upon the certificate or certificates representing such Units.

17.  LISTING OR REGISTRATION OF UNITS

     Each Option is subject to the requirement that, if at any time the Managers shall determine, in their discretion, that the listing, registration or qualification of the Units subject to the Option upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the awarding or exercise of the Option or the issuance or purchase of Units under the Option, the Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Managers. Kanbay shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Managers shall determine, in their discretion, that such action would not be in the best interests of Kanbay. Kanbay shall not be liable for damages due to a delay in the delivery or issuance of any Unit certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the Units subject to an Option under any securities exchange or under any federal, state or foreign law, or by the effecting or obtaining of any consent or approval of any governmental body with respect to the awarding or exercise of the Option or the issue or purchase of Units under the Option.

18.  WITHHOLDING OF TAXES

     The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which Kanbay is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option, including, but not limited to, the withholding of the issuance of all or any portion of the Units subject to the Option until the holder of the Option

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reimburses Kanbay for the amount required to be withheld with respect to such taxes, canceling any portion of the issuance of the Units subject to the Option in an amount sufficient to reimburse Kanbay for such amount, deducting from the Optionee's compensation an amount sufficient to reimburse Kanbay for such amount, or taking any other action reasonably required to satisfy the withholding obligation of Kanbay.

19.  MODIFICATION OF OPTIONS

     At any time and from time to time the Committee may provide for the modification, extension, or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option in any respect without the consent of the holder of the Option.

20.  AMENDMENT AND TERMINATION OF THE PLAN

     The Plan may be amended by the Managers as they deem necessary or appropriate to better achieve the purposes of the Plan, except that no amendment that would increase the number of Units available for issuance in accordance with Sections 2 and 3 shall be made without the approval of the Members. The Managers may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any Units authorized under Section 2 (or any amendment thereof) with respect to which no award is granted prior to termination of the Plan, or with respect to which an award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan or similar plan for employees of Kanbay and its subsidiaries.

21.  MEMBER RIGHTS

     A holder of an Option shall have none of the rights of a Member with respect to the Units subject to the Option until the transfer of such Units to such holder has been duly recorded on the Unit transfer books of Kanbay upon the exercise of the Option and such holder has executed an agreement to be bound by the terms of the LLC Agreement. Upon such exercise and recording, the holder of an Option shall be admitted as a Member of Kanbay for purposes of the LLC Agreement.

22.  UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between Kanbay and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of Kanbay.

23.  EMPLOYMENT RIGHTS

     The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of Kanbay or any of the subsidiaries on a full-time, part-time or any other basis. Participation in the Plan will not give any participant

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any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

24.  GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

25.  EFFECTIVE DATE

     The Kanbay LLC 1998 Non-Qualified Unit Option Plan is hereby adopted by Kanbay as of November 11, 1998.

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                                  AMENDMENT TO

                                   KANBAY LLC
                       1998 NON-QUALIFIED UNIT OPTION PLAN

           (Relating to the Conversion of Kanbay LLC to a Corporation)

REFERENCE TO PLAN.

     Reference is hereby made to that certain Kanbay LLC 1998 Non-Qualified Unit Option Plan (as amended, the "Plan"). As used herein, the term "Plan" shall refer to the Kanbay LLC 1998 Non-Qualified Unit Option Plan, as amended prior to date hereof and by this Amendment. The terms used herein which are defined in the Plan shall have the meanings provided for in the Plan, unless otherwise defined herein. Except as expressly modified hereby, all of the terms and provisions of the Plan shall continue in full force and effect, A copy of this Amendment shall be attached to and made a part of the Plan.

BACKGROUND.

     The Managers and Members of Kanbay LLC (the "Company") have approved the conversion (the "Conversion") of the Company into a corporation to be named Kanbay International, Inc. ("Kanbay International"). In order to preserve the outstanding Options, the Plan is being modified to provide that, upon consummation of the Conversion, all Options that were previously exercisable for Common Units of the Company, will be instead exercisable for shares of Common Stock of the Kanbay International. In addition, upon the consummation of the Conversion, Kanbay International will assume all obligations under the Plan.

GLOBAL AMENDMENTS TO PLAN.

     The Plan is hereby amended by deleting all references to limited liability company-related attributes and replacing such references with their corporate-related counterparts. Specifically, but not in limitation of the preceding sentence, all references to:

          "COMMON UNITS" shall be deemed to be references to "shares of Common Stock" or "Common Stock" as the context may require;

          "KANBAY LLC" shall be deemed to be references to "Kanbay International, Inc.";

          "KANBAY LLC 1998 NON-QUALIFIED UNIT OPTION PLAN" shall be deemed to be references to the "Kanbay International 1998 Non-Qualified Option Plan";

          "LLC AGREEMENT" shall be deemed to be references to the "Stockholders' Agreement";

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          "MANAGERS" shall be deemed to be references to "Board of Directors" or
          "Directors" as the context may require;

          "MEMBERS" shall be deemed to be references to "Stockholders";

          "OPTION UNITS" shall be deemed to be references to "Option Stock";

          "PREFERRED UNITS" shall be deemed to be references to "shares of Preferred Stock" or "Preferred Stock" as the context may require; and

          "UNITS" shall be deemed to be references to "shares of Stock" or "Stock" as the context may require.

and, in addition to the foregoing, all other definitions and references in each Option granted under the Plan referring to limited liability company-related attributes shall be deemed to be defined as or references to their corporate-related counterparts.

AMENDMENT TO SECTION 1 OF THE PLAN.

The following definitions are hereby added to Section 1 of the Plan:

          "Stockholders' Agreement" shall mean the Stockholders' Agreement by and among Kanbay and its Stockholders.

AMENDMENT TO SECTION 21 OF THE PLAN.

     Section 21 of the Plan is amended by deleting the last sentence of that section.

EFFECTIVE DATE.

This Amendment to the Plan is hereby adopted by the Managers as of July 31, 2000 and shall become effective as of the consummation of the Conversion.

                                                                      Kanbay LLC